UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Caribou Coffee Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3900 Lakebreeze Avenue North

Brooklyn Center, Minnesota 55429

March 27, 2012

Dear Shareholders:

You are cordially invited to attend the Caribou Coffee Company, Inc. Annual Meeting of Shareholders on Wednesday, May 9, 2012 at 10 a.m. (Central Time). The meeting will be held at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement. At the meeting, we will also report on the Caribou Coffee Company, Inc. operations and respond to any questions you may have.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareowners over the Internet. We believe that this e-proxy process expedites shareowners’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On March 30, 2012, we will begin mailing to certain shareowners a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and annual report and vote online. All other shareowners will receive the proxy statement and annual report by mail.

Very truly yours,

Michael J. Tattersfield Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you can revoke your proxy and vote your shares in person. If you hold your shares through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

CARIBOU COFFEE COMPANY, INC.

3900 Lakebreeze Avenue North

Brooklyn Center, Minnesota 55429

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

May 9, 2012

The Annual Meeting of Shareholders of Caribou Coffee Company, Inc. will be held at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota, on Wednesday, May 9, 2012, at 10 a.m. (Central Time), or any adjournment or postponement thereof, for the following purposes:

1. To elect seven directors nominated by the Board of Directors to serve until the 2013 Annual Meeting of Shareholders and until their successors shall be elected and duly qualified.

2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

4. To approve our Amended and Restated 2005 Equity Incentive Plan.

5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012.

6. To consider any other business to properly come before the meeting.

Only shareholders of record at the close of business on March 15, 2012 will be entitled to notice of, and to vote, at the Annual Meeting of Shareholders and any adjournments or postponements of the meeting.

Our proxy statement is attached to this Notice of Annual Meeting of Shareholders. Financial and other information concerning us is contained in the Caribou Coffee Company, Inc. Annual Report to Shareholders for the fiscal year ended January 1, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2012: The Caribou Coffee Company, Inc. proxy statement for the 2012 Annual Meeting of Shareholders and the 2011 Annual Report to Shareholders are available at www.proxyvote.com/ .

By Order of the Board of Directors,

Dan E. Lee Secretary

Brooklyn Center, Minnesota

March 27, 2012

CARIBOU COFFEE COMPANY, INC.

3900 Lakebreeze Avenue North

Brooklyn Center, Minnesota 55429

PROXY STATEMENT

for the

2012 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by and on behalf of the Board of Directors (the “Board”) of Caribou Coffee Company, Inc., a Minnesota corporation (“we,” “us,” “our,” “Caribou” or the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 10 a.m. (Central Time) on Wednesday, May 9, 2012, at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota, and at any adjournment or postponement thereof. The Company will take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy material over the internet. On March 30, 2012, we will begin mailing to certain shareowners of record on March 15, 2012 a notice of internet availability of proxy materials containing instructions on how to access our 2012 proxy statement and annual report and vote online. All other shareowners of record on March 15, 2012 will receive the proxy statement and annual report by mail.

We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we are soliciting. Proxies will be solicited by mail and may also be solicited by directors, officers and other Caribou employees, without additional remuneration, in person or by telephone or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense. Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc., the inspector of elections for the Annual Meeting.

ABOUT THE MEETING

What am I voting on?

You will be voting on the following: (1) to elect seven directors nominated by the board, (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (3) to indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers, (4) to approve our Amended and Restated 2005 Equity Incentive Plan, (5) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm and (6) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. No cumulative rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock as of the close of business on March 15, 2012, the record date. Each share of common stock is entitled to one vote. As of the record date, we had 20,946,279 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the Annual Meeting, you can arrange for your shares to be voted at the meeting. There are three ways to vote your proxy:

1.  VOTE BY PHONE — TOLL FREE — 1-800-560-1965

2.  VOTE BY INTERNET — http://www.proxyvote.com

3.  VOTE BY MAIL — Mark, sign and return the enclosed proxy card.

If your shares are held in the name of your broker, bank or another nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in “street name” by your broker, bank or another nominee, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or another nominee. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card or voting by phone or the Internet.

Can I change my vote after I return my proxy card or vote by phone or the Internet?

If you are a shareholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) voting again over the Internet or by phone at least 24 hours prior to the Annual Meeting, (ii) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (iii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting or (iv) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, banks or other nominees. Please vote all of these shares. We recommend that you contact the record holder of your shares to consolidate as many accounts as possible under the same name and address.

How can I attend the meeting?

The Annual Meeting is open to all holders of our common stock as of the record date. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement. You will need to bring the admission card together with valid picture identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. Registration and seating will begin at 9:45 a.m. Camera, recording devices and other similar electronic devices will not be permitted at the meeting.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote by the internet or phone. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 15, 2012, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How may I vote for the nominees for election to director, and how many votes must the nominee receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the election of the seven nominees for director;

•	vote FOR the election of the seven nominees for director, except as marked; or

•	vote WITHHELD for all seven nominees for director.

The seven nominees that receive the greatest number of votes “For” will be elected as directors. This is called a plurality. Abstentions and broker non-votes are neither counted for nor withheld under a plurality vote standard.

How many votes are needed to approve the other proposals?

Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our voting securities present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on each of these proposals.

What if I sign and return my proxy card but do not provide voting instructions or vote by phone or the Internet?

If the enclosed proxy card is signed and returned (and not revoked) prior to the Annual Meeting, but does not provide voting instructions, the shares of common stock represented thereby will be voted: (1) “For” the election of the seven director candidates nominated by the Board, (2) “For” the approval of the advisory resolution on executive compensation; (3) to conduct future advisory votes on executive compensation “every year”; (4), “For” the approval of our Amended and Restated 2005 Equity Incentive Plan, (5) “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012 (“fiscal 2012”), and (6) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not sign and return my proxy card, vote over the Internet, vote by phone or vote in person at the Annual Meeting?

Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted. Proxies and ballots will be received and tabulated by Broadridge Financial Services, our inspector of elections for the annual meeting.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with our Amended and Restated Bylaws, the number of directors to constitute the Board shall be determined from time to time by resolution of the Board. The number of directors that constitute the Board is currently set at seven.

We maintain a standing Nominating and Corporate Governance Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. You may access the Committee’s charter on our website at www.cariboucoffee.com under the headings “Investors” and “Corporate Governance.”

Nominees for director are selected based on the following criteria: (i) integrity; (ii) outstanding achievement in their careers; (iii) broad experience; (iv) independence; (v) financial expertise; (vi) ability to make independent, analytical inquiries; (vii) understanding of the business environment; and (viii) willingness to devote adequate time to Board duties. The Board believes that each director should have, and expects the nominees to have, the capacity to obtain a basic understanding of: (i) our principal operational and financial objectives, plans and strategies; (ii) our results of operations and financial condition and of any significant subsidiaries or business segments; and (iii) our relative standing and our business segments in relation to our competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert.” The Committee does not have an official diversity policy; however, the Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee’s practice is to consider, among other things, diverse business experiences and the candidate’s range of experiences with public companies. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

Nominees for director are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the shareholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

The terms of the current seven directors, Messrs. Caffey, Doolin, Graves, Ogburn, Sanford and Tattersfield and Ms. Palisi Chapin, expire upon the election and qualification of the directors to be elected at the Annual Meeting.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies “For” the election of the seven nominees for director to the Board. The nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to us by the director nominees. The ages provided for each nominee are as of March 27, 2012. There are no family relationships among any of our directors or executive officers.

Nominees for Directors

Kip R. Caffey, age 56, has served as a director since October 2005. Mr. Caffey is the Managing Partner of Cary Street Partners, LLC, an investment banking and wealth management firm, where he has been a partner since July 2004. From July 1999 to March 2004, Mr. Caffey was employed by SunTrust Robinson Humphrey and its predecessor firm, The Robinson-Humphrey Company, Inc., where he was Senior Managing Director and co-head of Investment Banking.

Expertise and Qualifications:    Among many qualifications, Mr. Caffey brings significant expertise in working with small and mid-cap companies as a result of nearly 30 years as an investment banker. In addition, he has general management expertise from running a complex investment banking and wealth management company. His experience includes matters relating to strategy, public markets, finance, accounting and general management.

Sarah Palisi Chapin, age 50, has served as a director since August 2007. Since March 2009 she has been the Chief Executive Officer of Hail Merry Snacks, a manufacturer and marketer of raw, vegan and gluten-free snacks. Ms. Palisi Chapin was a founding partner in The Chain Gang, a restaurant investment consultancy and advisory practice, from December 2004 to January 2009. From 1995 to 2003, Ms. Palisi Chapin was Chief Executive Officer of Enersyst Development Center, a research and development, intellectual property, food and technology incubator, and from 2002 to 2003 Ms. Palisi Chapin served as its Chair. She currently serves on the board of directors of Hail Merry Snacks and PrimeSource Foodservice Equipment, a global restaurant equipment distribution company.

Expertise and Qualifications:    Among many qualifications, Ms. Palisi Chapin brings significant expertise as a result of many years in the restaurant industry with a wide variety of organizations such as Hail Merry Snacks, The Chain Gang, Prime Source Foodservice Equipment, Grand Metropolitan and PepsiCo, Inc. Her experience includes matters relating to strategy, franchising, supply chain, innovation, product development, commercial foodservice, international brand strategy and development, technology, marketing, manufacturing and customer relationship management. In addition, Ms. Palisi Chapin is influenced by her experience outside the restaurant industry with organizations such as Enersyst Development Center.

Wallace B. Doolin, age 65, has served as a director since October 2005. Mr. Doolin is the founder and Chairman of Black Box Intelligence, a restaurant industry business intelligence company, since January 2009 and is the Chairman of ESP Systems a hospitality technology company since June 2008. Mr. Doolin was the Chairman of the Board of Directors of Buca, Inc., an owner and operator of full service restaurants, from November 2004 to September 2008. Mr. Doolin is also the former Chief Executive Officer and President of Buca, Inc. From May 2002 to October 2004, Mr. Doolin was Chief Executive Officer, President and a board member of La Madeleine de Corps, Inc., a French restaurant and bakery company. From 1989 to 2002, Mr. Doolin served in various positions including CEO/ President of TGI Friday’s and Carlson Restaurants Worldwide.

Expertise and Qualifications:    Among many qualifications, Mr. Doolin brings significant general management and restaurant industry expertise as a result of successfully managing several other organizations such as Buca, Inc., La Madeleine de Corps, Inc. and TGI Fridays, Inc. His experience includes matters relating to strategy, innovation, technology, marketing, manufacturing, customer relationship management as well as transformational change. In addition, his perspectives are influenced by serving on the boards of other public and private organizations.

Gary A. Graves, age 52, has served as our Non-Executive Chairman since November 2007 and as a director since August 2007. Since November 2008, he has been an independent consultant with Huntley, Mullaney, Spargo & Sullivan, a real estate restructuring company. From February 2007 to November 2008, Mr. Graves was the Chief Executive Officer of American Laser Centers, Inc. From August 2002 to January 2007, Mr. Graves served as President and Chief Executive Officer for La Petite Academy, a preschool educational facility.

Expertise and Qualifications:    Among many qualifications, Mr. Graves brings significant general management expertise as a result of successfully operating enterprises in a variety of industries such as American Laser Centers, Inc. and La Petite Academy. In addition, he has substantial management and industry experience from his roles with Boston Market Corporation and PepsiCo, Inc. as well as having been a consultant with McKinsey and Company. His experience includes matters relating to strategy, innovation, marketing, real estate, customer relationship management as well as transformational change.

Charles H. Ogburn, age 56, has served as a director since January 2003. Mr. Ogburn was an Executive Director of Arcapita Bank B.S.C. (c), a global investment bank, from March 2001 until July 2010. Prior to joining Arcapita, Mr. Ogburn spent more than 15 years at the investment banking firm of The Robinson-Humphrey Company, Inc., most recently as Senior Managing Director and co-head of Investment Banking. Mr. Ogburn currently serves on the Board of Directors of Crawford & Company, an insurance claims management and related services provider, and The Cook & Bynum Fund, a publicly listed equity mutual fund.

Expertise and Qualifications:    Among many qualifications, Mr. Ogburn brings significant private equity investment banking, legal and general management expertise as a result of many years in the investment banking industry as well as in private legal practice. In addition, his experience and perspectives are informed by his years of experience overseeing and advising the management of Arcapita, Inc.’s portfolio companies in a variety of industries, including communications, health care, manufacturing, retail and restaurants.

Philip H. Sanford, age 58, has served as a director since April, 2009. Since August of 2010 Mr. Sanford has served as the President and Chief Executive Officer of Jackson Hewitt Tax Service Inc., a tax return preparation and electronic filing services company. From January 2009 to December 2009, Mr. Sanford was the President and Chief Operating Officer of Value Place, LLC, an extended stay hotel chain. From August 2003 to present, Mr. Sanford has been the Principal of Port Royal Holdings, LLC, a private equity firm. From July 1997 to August 2003, he was the Chairman and Chief Executive Officer of The Krystal Company, an owner, operator and franchisor of quick-service restaurants. Mr. Sanford was the Chairman of the Compensation Committee and Lead Director of Chattem, Inc., a publicly traded marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements, from 1998 until the sale of the company in March 2010.

Expertise and Qualifications:    Among many qualifications, Mr. Sanford brings significant general management expertise as a result of his significant management roles in a variety of other organizations in the hospitality, quick-service restaurant and healthcare products industries such as Value Place, LLC, The Krystal Company and Chattem, Inc. His experience includes matters relating to strategy, innovation, finance, marketing, manufacturing and customer relationship management. In addition, Mr. Sanford has significant experience on public company boards from service as the Chairman of The Krystal Company and the Chairman of the Compensation Committee and the Lead Director of Chattem, Inc.

Michael J. Tattersfield, age 46, has served as a director since April 2009. Mr. Tattersfield has also served as the President and Chief Executive Officer of the Company since August 2008. From 2006 to 2008, Mr. Tattersfield served as Chief Operating Offer and Executive Vice President of lululemon athletica, a yoga-inspired athletic apparel company based in Vancouver, British Columbia. From 2005 to 2006, Mr. Tattersfield served as Vice President Store Operations for The Limited Brands, Inc., and operator of specialty stores that sell apparel, personal care, beauty and lingerie products. From 2003 to 2005, Mr. Tattersfield was President of A&W All American Food Restaurants of Yum! Brands, Inc. a quick-service restaurant company, and from 1992 to 2002, Mr. Tattersfield served in various positions for Yum! Brands, Inc.

Expertise and Qualifications:    Among many qualifications, Mr. Tattersfield brings significant general management expertise as a result of his significant management roles in a variety of organizations in the retail and restaurant industries such as lululemon athletica, The Limited Brands and YUM! Brands. His experience includes matters relating to strategy, finance, accounting, innovation, marketing, real estate, franchising and customer relationship management. In addition, his perspectives are influenced by years in direct management as well as serving on the board of another company.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES TO THE BOARD.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board has determined that Kip R. Caffey, Wallace B. Doolin, Gary A. Graves, Charles H. Ogburn, Sarah Palisi Chapin and Philip H. Sanford are “independent directors” as defined under the applicable NASDAQ Global Market (“NASDAQ”) rules. The Board determined that Mr. Ogburn’s former affiliation with Arcapita, Inc. did not prevent it from reaching a determination that Mr. Ogburn is now an independent director based on his July 2010 retirement and the fact that Arcapita is no longer our controlling shareholder. Mr. Tattersfield, our President and Chief Executive Officer, is not an independent director.

In this proxy statement the directors who have been affirmatively determined by the Board to be “independent directors” under this rule are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

The Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by NASDAQ and the Securities and Exchange Commission (“SEC”). The Board has further determined that Mr. Caffey is an “audit committee financial expert” as such term is defined by SEC rules.

Board Committees

During fiscal 2011, the Board had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Committee and committee chair assignments are made annually by the Board at its meeting immediately following the Annual Meeting of Shareholders. Each of these committees operates pursuant to a written charter, which are available in the “Investors” section of our website under the heading “Corporate Governance”. The current composition of each Board committee is as follows.

Audit	Compensation	Nominating and Corporate Governance
Kip R. Caffey (Chair)	Sarah Palisi Chapin (Chair)	Wallace B. Doolin (Chair)
Wallace B. Doolin	Kip R. Caffey	Sarah Palisi Chapin
Gary A. Graves	Wallace B. Doolin	Gary A. Graves
Philip H. Sanford	Philip H. Sanford	Philip H. Sanford

The Board committee assignments are expected to change following the Annual Meeting as follows.

Audit	Compensation	Nominating and Corporate Governance
Kip R. Caffey (Chair)	Sarah Palisi Chapin (Chair)	Philip H. Sanford (Chair)
Wallace B. Doolin	Kip R. Caffey	Sarah Palisi Chapin
Gary A. Graves	Wallace B. Doolin	Gary A. Graves
Charles H. Ogburn	Philip H. Sanford	Charles H. Ogburn

Board and Committee Meetings

During fiscal 2011, the Board held five meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held two meetings. Each director attended at least 85% of the meetings of the Board of Directors and the meetings of each committee on which the director served during fiscal 2011. We have not adopted a formal policy regarding Board members’ attendance at Annual Meetings; however, all Board members attended the 2011 Annual Meeting.

The Responsibilities and Duties of the Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities relating to:

•	identification of individuals qualified to become Board members and recommendation of director nominees to the Board prior to each Annual Meeting of Shareholders;

•	recommendation of nominees for committees of the Board; and

•	matters concerning corporate governance practices.

To carry out its nominating function, the Committee has the following responsibilities and duties:

•	Retain, as deemed necessary, any search firm to be used to identify director candidates. The Committee has sole authority to select such search firm and approve its fees and other retention terms.

•	Determine desired board skills and attributes. The Committee shall consider personal and professional integrity, ability and judgment and such other factors deemed appropriate.

•	Actively seek individuals whose skills and attributes reflect those desired and evaluate and propose nominees for election to the Board.

•	Review the slate of directors who are to be re-nominated to determine whether they are meeting the Board’s expectations of them.

•	Make recommendations to the full Board for appointments to fill vacancies of any unexpired term on the Board.

•	Annually recommend to the Board nominees for submission to shareholders for approval at the time of the Annual Meeting of Shareholders.

•	Annually review committee chairs and membership and recommend any changes to the full Board.

The Nominating and Corporate Governance Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by submitting a written recommendation to Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Committee to consider. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.

The Nominating and Corporate Governance Committee uses a variety of sources in order to identify new candidates. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Nominating and Corporate Governance Committee as a whole, one or more members of the Nominating and Corporate Governance Committee, or one or more other Board members, and discussions of the Nominating and Corporate Governance Committee and the full Board. The Nominating and Corporate Governance Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

Board Leadership Structure

Since November 2007, we have separated the role of President and Chief Executive Officer from the role of Chairman of the Board, and Mr. Graves has served as our Non-Executive Chairman of the Board. We believe this current board leadership structure is best for our Company and our shareholders.

The President and Chief Executive Officer is responsible for the day-to-day leadership and management of the Company, and the Non-Executive Chairman’s responsibility is to provide oversight, direction and leadership of the Board, such as the following:

•	facilitating communication among the directors and the flow of information between our management and directors on a regular basis;

•	setting Board meeting agendas in consultation with the President and Chief Executive Officer;

•	presiding at Board meetings, Board executive sessions and shareholder meetings; and

•	providing input to the Board’s annual self-evaluation and committee composition and leadership.

We believe having a Non-Executive Chairman provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our business partners, employees, shareholders and other stakeholders.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management our exposure to risk and major financial risk exposures. The Audit Committee oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee, as well as from outside advisors. The Board believes that the work undertaken by the Audit Committee, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.

AUDIT COMMITTEE REPORT

During fiscal 2011, Messrs. Kip R. Caffey, Wallace B. Doolin, Gary A. Graves and Philip H. Sanford served on the Audit Committee. Messrs. Caffey, Doolin, Graves and Sanford (i) meet the independence criteria prescribed by the applicable law and the rules of the SEC for audit committee membership and are “independent directors” as defined in NASDAQ rules, and (ii) meet NASDAQ’s financial knowledge and sophistication requirements. Mr. Caffey has been determined by the Board to be an “audit committee financial expert” under SEC rules. The audit committee helps ensure the integrity of our financial statements and the qualifications and independence of our independent auditors.

The audit committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the terms of engagement of the independent auditors;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the engagement team as required by law;

•	reviews our financial statements;

•	review our critical accounting policies and estimates; and

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, among other things.

The Audit Committee also reviewed our consolidated financial statements for 2011 with Ernst & Young LLP, our independent registered public accounting firm for 2011 (“Ernst & Young”), which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with Ernst & Young its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Audit Committee met with Ernst & Young, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee has received the written disclosures and the Rule 3526 letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Ernst & Young its independence. The Audit Committee considered the compatibility of non-audit services Ernst & Young provided to us with Ernst & Young’s independence. Finally, the Audit Committee discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended January 1, 2012, for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young as our independent registered public accounting firm for 2012.

Respectfully submitted,

Kip R. Caffey (Chair) Wallace B. Doolin Gary A. Graves Philip H. Sanford

Corporate Governance Materials

The following materials related to our corporate governance are available publicly on our website at www.cariboucoffee.com/aboutus/investorrelations.asp under Corporate Governance:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

Copies may also be obtained, free of charge, by writing to: Senior Vice President, General Counsel and Secretary, Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota, 55429. Please specify which documents you would like to receive.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our directors who are not our employees receive compensation for serving on the Board. We provide the non-employee directors $30,000 per member in cash consideration annually for serving on our Board and an additional $3,000 per member for serving as a chairperson on any chartered standing committees of our Board, except for the Chairman of the Audit Committee who receives $6,000 annually. Members of the board who serve on chartered standing committees of the Board receive $750 per meeting in which they participate as an official voting committee member. In addition, under our Amended and Restated 2005 Equity Incentive Plan, each non-employee director receives an initial restricted stock grant immediately after joining the Board of 2,500 shares that vests in full on the first anniversary of the date of grant. In fiscal 2011, under our Amended and Restated 2005 Equity Incentive Plan, each non-employee director was granted 5,000 shares of restricted stock that vests on the first anniversary of the date of grant. We have agreed to reimburse all of our directors for reasonable expenses incurred in connection with their duties as directors.

In February of 2012, the following changes were made to the annual compensation of our non-employee directors.

•	The annual cash consideration for serving as chairperson of the Audit Committee, Compensation Committee and Nominations and Governance Committee will be $10,000, $7,500 and $5,000, respectively.

•

Each non-employee director will receive annually the equivalent of $50,000 in restricted shares of Company stock subject to a one year vesting period, priced as of the date of such restricted stock award’s 5 day average following the first quarter earnings release.

The table below sets forth, for each non-employee director that served during fiscal 2011, the amount of compensation paid for his or her service. Mr. Tattersfield, our President and Chief Executive Officer, receives no compensation for his service as a director. His compensation is set forth under “Executive Compensation” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Kip R. Caffey	39,750	45,700	85,450
Sarah Palisi Chapin	34,500	45,700	80,200
Wallace B. Doolin	38,250	45,700	83,950
E. Stockton Croft IV(3)	—	—	—
Gary A. Graves	30,750	45,700	76,450
Kevin J. Keough(3)	—	—	—
Charles H. Ogburn	26,250	45,700	71,950
Philip H. Sanford	36,000	45,700	81,700

(1)	The amount shown represents the grant date fair value of restricted stock granted during the year calculated as the closing price of our common stock on the date of grant, in accordance with FASB ASC Topic 718.

(2)	At the end of fiscal 2011, the aggregate number of shares of restricted stock awards subject to vesting was: Mr. Caffey — 7,500; Ms. Palisi Chapin — 7,500; Mr. Doolin — 7,500; Mr. Graves — 7,500; Mr. Ogburn — 5,000; and Mr. Sanford — 5,000.

(3)	Messrs. Croft and Keough served on our board from May 2011 to September 2011.

Director Stock Ownership Guidelines

The Company has stock ownership guidelines for non-employee directors to encourage our directors to have a long-term equity stake in Caribou and align their interests with the interests of shareholders. Those guidelines provide that each non-employee director must hold the equivalent of $150,000 in Caribou stock. Each non-employee director generally has five years to achieve the minimum ownership requirement. Until the ownership requirement is satisfied, the non-employee director is required to retain 100% of the net shares received upon the exercise of stock options and 100% of the net shares received upon the vesting of RSUs. All non-employee directors exceed these guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation philosophy is designed to attract, recognize, reward and retain our executives. The Compensation Committee determines the compensation objectives, philosophy and forms of compensation and benefits for our executives. The Compensation Committee is supported by Meridian Compensation Partners, LLC, its outside independent compensation consultant. Most of our compensation is in the form of variable compensation through our annual incentive bonuses and long-term incentive compensation, and varies with the achievement of specific company results and individual performance. We offer a benefits package to all eligible full and part-time team members, including executives. The Compensation Committee reviews competitive market data when making compensation decisions.

The following discussion summarizes the philosophies and methods the Compensation Committee uses in establishing and administering our executive compensation and incentive programs.

Named Executive Officers for 2011

Our named executive officers include our principal executive officer (Michael J. Tattersfield, President and Chief Executive Officer), our principal financial officer (Timothy J. Hennessy, Chief Financial Officer) and the next three most highly compensated executive officers during the last fiscal year (Daniel J. Hurdle, Senior Vice President, Retail, Alfredo V. Martel, Senior Vice President, Marketing and Dan E. Lee, Senior Vice President, General Counsel and Secretary).

Executive Compensation Policies

Our executive compensation policies are designed to attract and retain qualified executives and to align rewards for our company and individual achievement with those of our shareholders. To accomplish these objectives, the executive compensation program is principally comprised of (1) base salary, (2) an annual performance-based cash bonus and (3) long-term equity incentive compensation, consisting of stock options and restricted stock. Finally, standard health, welfare and retirement benefits are provided such as a 401(k) savings plan, medical, dental, life and short- and long-term disability insurance to be competitive with the marketplace. These elements combine cash and non-cash compensation to comprise our executive officer’s total compensation.

Decisions regarding the level of base salary, performance-based cash bonus opportunities and long-term equity incentive compensation for our executive officers are primarily based upon (1) individual experience and technical capability needed to administer and execute the responsibilities of the positions, (2) competitive practices for executive talent in our industry and company size, (3) our operating performance and (4) individual performance. Our Compensation Committee also reviews compensation information for executive officers at comparator group companies and generally targets the median range of compensation for similar positions at our comparator group companies. Please review “Benchmarking Process” below for additional information regarding our comparator group companies.

Compensation Consultant

The Compensation Committee engaged Meridian at the end of 2011 as its independent compensation consultant to assist the Compensation Committee in creating and implementing executive compensation strategies and programs. Meridian also provides the Compensation Committee with compensation market data, information on executive compensation trends and best practices as well as advises the Compensation Committee with respect to the design of our compensation program for non-employee directors. All of Meridian’s work is done at the direction of or on behalf of the Compensation Committee. The Compensation Committee has the final decision-making authority with respect to all elements of compensation. Prior to the end of 2011, the Compensation Committee had engaged Towers Watson & Co. as its independent compensation consultant.

Components of Executive Compensation

Base Salary

Base salary is a fixed portion of compensation intended to attract and retain our executive talent. Base salary is designed to compensate our executives for the individual experience and technical capability needed to administer and execute the responsibilities of their respective positions. Base salary levels are based in part on review of base salary ranges for similar positions at our comparator group companies and are generally targeted near the median range of base salary of those peers. The Compensation Committee generally reviews and adjusts base salaries annually at its February meeting with new salaries effective at the end of February. In February 2011, the Committee approved the following base salary increases, which became effective in February 2011:

	Base Salary
Named Executive Officer	Fiscal 2011 ($)	Fiscal 2010 ($)	% Change
Michael J. Tattersfield	480,000	442,000	8.6%
Timothy J. Hennessy	319,815	310,500	3.0%
Daniel J. Hurdle	263,294	257,500	2.3%
Alfredo V. Martel	247,496	242,050	2.2%
Dan E. Lee	224,680	218,136	3.0%

The Committee increased Mr. Tattersfield’s fiscal 2011 base salary in recognition of his exceptional performance and his leadership in driving fiscal 2010 results. Fiscal 2011 base salary increases were approved for all other named executive officers in recognition of their individual performance in fiscal 2010. Following the salary adjustments above, base salaries for Mr. Tattersfield, Mr. Hennessy, Mr. Hurdle and Mr. Lee were within the median range of their peers at our comparator group companies. Mr. Martel’s salary was slightly above the median range to reflect his additional responsibilities of overseeing the marketing for three distinct business channels. Our compensation committee believes these base salaries are consistent with our compensation philosophy.

Performance-Based Cash Bonus (Non-Equity Incentive Plan)

The purpose of our performance-based cash bonus plan is to unite the interests of our executive officers with those of our shareholders through the attainment of key annual financial, operational and individual performance objectives approved by the Compensation Committee at the beginning of each year.

The performance-based cash bonus plan approved by our Compensation Committee provides our named executive officers an opportunity to earn a target cash bonus ranging from 40% to 100% of base salary, upon the achievement of performance goals set by the Compensation Committee, as detailed in the table below. The Compensation Committee set primary and secondary performance goals of pre-tax income and net revenue, respectively. The plan requires minimum pre-tax income and net revenue be achieved before any bonus is paid. The amount of bonus available is determined based on the Company exceeding a minimum pre-tax income and net revenue. Should the minimum for the pre-tax income component not be obtained, a bonus will not be paid even if the net revenue minimum has been reached and/or an individual has attained their individual goals.

Furthermore, performance-based cash bonuses attributable to company performance are further adjusted based upon individual performance. An individual meeting all of his or her individual performance goals will have a multiplier of 1.0, meaning his or her bonus will effectively equal the bonus attributable solely to company performance. Exceeding individual performance goals generally results in a multiplier ranging from 1.05 to a maximum of 1.3. Less than complete achievement of individual performance goals generally results in a multiplier of 0.90 to a minimum of 0.

		Goal Weighting
Named Executive Officer	Target Bonus (as a % of Base Salary)	Primary Objective (%)	Secondary Objective (%)	Individual Goals
Michael J. Tattersfield	100	75	25	*
Timothy J. Hennessy	60	75	25	*
Daniel J. Hurdle	50	75	25	*
Alfredo V. Martel	50	75	25	*
Dan E. Lee	40	75	25	*

*	An individual’s achievement against their individual goals may result in achieving higher or lower than target bonus by applying an individual performance factor of 0 to 1.3.

For compensation purposes, the primary and secondary objective goals of pre-tax income and net revenue were chosen because these measures of Company business performance are key strategic measures and they closely align with the interests of our shareholders. We used the same measures for our broader-based management incentive plan in 2011.

To provide increased incentives for better performance, the primary and secondary objectives had a sliding scale that provided annual incentive bonus payouts greater than the target bonus if achievement of the primary and secondary objectives was greater than the target (up to a maximum of 150% payout) or less than the target bonus if achievement of the primary and secondary objectives was lower than the target (down to a threshold of 50% of target payout, below which the payout would be $0). In setting the objective performance targets, we consider target Company performance under the board-approved annual operating and long-term strategic plans. The Compensation Committee has the discretion to reduce the awards paid under our performance-based cash bonus plan, but does not have discretion to increase payouts that are based on achievement of the objective performance goals or make a payout based on objective performance goals if the threshold targets are not achieved.

The fiscal 2011 performance targets and results for the primary and secondary objective measures are as follows:

Primary and Secondary Objective Measure	Threshold (in Millions US$)	Target (in Millions US$)	Maximum (in Millions US$)	Actual Performance (in Millions US$)	Adjusted Actual Performance (in Millions US$)(1)	% Payout
Pre-Tax Income	12.3	13.1	14.7	14.9	12.8	77
Net Revenue	299.4	309.4	319.4	326.5	326.5	150

(1)	Management recommended and the Compensation Committee exercised negative discretion to lower the fiscal 2011 pre-tax income performance achievement because of the disparate performance between the Company’s segments during fiscal year 2011. The Compensation Committee determined that the retail segment’s performance during fiscal year 2011, although offset by the commercial segment’s results, did not warrant a 150% payout on pre-tax income. Therefore, the actual pre-tax income performance metric was adjusted downwards to align the resulting payout with the weighted average performance of the Company’s operating units as a whole.

After the end of fiscal 2011, the Compensation Committee determined the extent to which the performance goals were achieved, and subsequently approved the amount of each award to be paid. The table below shows the fiscal 2011 actual payout levels for each component of our performance-based cash bonus plan, which is also disclosed in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table below.

Fiscal 2011 Performance-Based Cash Bonus Payouts
Named Executive Officer	Payout for Primary Objective Performance Goal (%)	Payout for Secondary Objective Performance Goal (%)	Payout for Individual Performance Goals (%)	Total Payout ($)	Target Bonus (as a % of Base Salary)	Total Payout (as a % of Base Salary)
Michael J. Tattersfield	77	150	115	518,013	100	108
Timothy J. Hennessy	77	150	125	226,847	60	71
Daniel J. Hurdle	77	150	90	112,177	50	43
Alfredo V. Martel	77	150	100	117,163	50	47
Dan E. Lee	77	150	105	89,245	40	40

Long-Term Equity Incentive Compensation

Our long-term incentive compensation, which is comprised of stock option and restricted stock grants, is intended to:

1.	Provide strong financial incentives to drive sustainable long-term value creation for shareholders;

2.	Balance near-term financial priorities with long-term growth and strategic objectives;

3.	Create substantial ownership stake in Caribou;

4.	Offer competitive opportunities to our named executive officers; and

5.	Attract and retain key talent.

The 2011 award values were determined partially based on market data prepared by the independent compensation consultant at that time, Towers Watson, with consideration to company and individual performance and with input from the CEO and the Compensation Committee.

Executive Stock Ownership Guidelines

The Company has stock ownership guidelines for executive officers to encourage our executives to have a long-term equity stake in Caribou and align their interests with the interests of shareholders. Those guidelines provide that each executive officer must hold a multiple of his or her annual base salary in Caribou as follows:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	3x
Chief Financial Officer	2x
Senior Vice Presidents	1x
Vice Presidents	0.5x

Each officer generally has five years to achieve the minimum ownership requirement. Currently, all officers have met this requirement.

Equity Grant Policies

The Compensation Committee has been given oversight responsibility for our equity incentive plan by our Board of Directors. The general terms of our equity grants have been pre-established by the Compensation Committee, including the life of the options (10 years) and the vesting schedule (25% per year commencing on the first anniversary of the date of grant) of both options and restricted shares. The Compensation Committee is therefore primarily concerned with the number of options and restricted shares granted, to whom they are granted to and the timing of such grants. The exercise price for all stock option grants is the closing market price of our common stock on the date of grant. We do not back-date or re-price stock options.

Other Benefits

Our executive officers, including our Chief Executive Officer, may participate in our other employee benefit plans at their discretion. These other benefit plans include our qualified 401(k) savings plan, medical and dental insurance, life insurance, and short-term and long-term disability. We do not provide any supplemental or non-qualified pension plans or deferred compensation plans to our executive officers other than our 401(k) savings plan. Our 401(k) savings plan allows a discretionary matching contribution. We provide relocation benefits to our executive officers. We do not provide any other perquisites to our executive officers.

Benchmarking Process

Annually, the Compensation Committee reviews a competitive benchmarking analysis of executive officer compensation prepared by the independent compensation consultant. In determining our 2011 compensation, the Compensation Committee adopted a peer group of 21 similarly sized companies in the chain restaurant industry to provide a reasonable comparison basis for benchmarking compensation levels and comparing compensation structure, design and practices. The peer group companies are listed below. Compensation market data is prepared based on this peer group, and is supplemented by the Hay Group Chain Restaurant Compensation

Association survey. Our company’s compensation philosophy is to generally target the 50th percentile of the marketplace in setting our named executive officers’ compensation opportunities. However, individual circumstances will be considered in setting individual pay opportunities above or below these levels.

The Compensation Committee focuses on target or grant date values for incentive compensation, it does not benchmark realized pay levels. The Compensation Committee believes that target compensation represents a fitting and typically competitive opportunity for annual compensation. Since short- and long-term incentives are performance-based compensation, what is realized from these awards is a function of the company’s financial performance and stock price results as well as individual contributions. It is not the purpose of the compensation philosophy to deliver a level of earned compensation commensurate with a benchmarking process. Instead what is earned is based on performance.

The peer companies in the Company’s comparative benchmark for fiscal year 2011 were:

Benihana, Inc.	BJS Restaurants, Inc.
Buffalo Wild Wings, Inc.	Chipotle Mexican Grill, Inc.
Einstein Noah Restaurant Group	Famous Dave’s of America, Inc.
Farmer Brothers Co	Granite City Food and Brewery
Green Mountain Coffee Roasters, Inc.	Hain Celestial Group, Inc.
Hansen Natural Corp.	Inventure Group, Inc.
J & J Snack Foods Corp.	Jamba, Inc.
Krispy Kreme Doughnuts, Inc.	Panera Bread Co.
Peets Coffee and Tea, Inc.	Rubio’s Restaurant, Inc.
Smart Balance, Inc.	Starbucks Corp.
Tim Horton’s, Inc.

Role of Executive Officers in Compensation Decisions

The Compensation Committee determines the total compensation of our CEO and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Generally, our CEO makes recommendations to the Compensation Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our CEO, CFO and Vice President of Human Resources, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for other key employees. These proposals may be made on the initiative of the executive officers or upon the request of the Compensation Committee. In addition, our internal human resources personnel meet with the Compensation Committee to present topical issues for discussion and education as well as specific recommendations for review. The Compensation Committee may also obtain input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation-consulting firms regarding matters under consideration. The Compensation Committee has delegated to management certain responsibilities related to employee benefit matters.

Compensation-Related Risk

We believe that our compensation programs for our named executive officers and other employees motivate the creation of shareholder value on both an annual and long-term basis. However, our programs and governance process are designed for the prudent evaluation and undertaking of risk to the benefit of our shareholders. As a result, we believe our programs do not encourage excessive or inappropriate risk-taking and are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of Caribou Coffee Company, Inc. during fiscal year 2011 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Impact of Tax and Accounting Treatment on Compensation Decisions

The Compensation Committee makes every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy.

Our income tax deduction for executive compensation is limited by Section 162(m) of the Code to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears herein with management. Based on such review and discussions, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

/s/ Sarah Palisi Chapin, Chair
/s/ Kip R. Caffey
/s/ Wallace B. Doolin
/s/ Philip H. Sanford

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock.

Summary Compensation Table

The following table sets forth compensation information for our named executive officers for fiscal years 2011, 2010 and 2009:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael J. Tattersfield	2011	474,154	895,720	518,013	5,637	1,893,524
President and Chief	2010	439,385	155,540	439,385	—	1,034,310
Executive Officer	2009	441,346	429,000	662,019	—	1,532,365

Timothy J. Hennessy	2011	318,382	303,905	226,847	2,821	851,955
Chief Financial Officer	2010	308,885	141,400	185,331	—	635,616
	2009	311,538	348,323	280,385	—	940,246

Daniel J. Hurdle	2011	262,403	117,678	112,177	1,654	493,912
Senior V.P. Operations	2010	256,346	141,400	135,385	—	533,131
	2009	259,615	48,144	145,385	—	453,144

Alfredo V. Martel	2011	246,658	117,678	117,163	3,089	484,588
Senior V.P. Marketing	2010	240,965	141,400	121,688	—	504,053
	2009	244,038	—	136,662	—	380,700

Dan E. Lee	2011	223,673	215,933	89,245	2,812	531,663
Senior V.P. General Counsel	2010	217,653	77,770	89,673	—	385,096
	2009	203,077	116,333	94,874	—	414,284

(1)	Represents base salary earned during the year. Base salaries remained the same from fiscal year 2009 to fiscal year 2010; however, fiscal year 2009 contained 53 weeks whereas fiscal year 2010 had only 52 weeks.

(2)	Represents the grant date fair value of restricted stock granted during the year calculated as the closing price of our common stock on the date of grant, in accordance with ASC Topic 718.

(3)	Represents amounts earned under our performance-based cash plan for performance during the applicable year.

(4)	Represents premiums paid for executive long term disability insurance.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal year 2011 performance, and equity incentive plan awards granted in fiscal year 2011 to our named executive officers. The terms and conditions applicable to these awards are described above in our “Compensation Discussion and Analysis.”

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Tattersfield	3/11/2011	118,538	474,154	711,231	—	—	—	98,000	895,720
Timothy J. Hennessy	3/11/2011	47,757	191,029	286,544	—	—	—	33,250	303,905
Daniel J. Hurdle	3/11/2011	32,800	131,201	196,802	—	—	—	12,875	117,677
Alfredo V. Martel	3/11/2011	30,832	123,329	184,994	—	—	—	12,875	117,677
Dan E. Lee	3/11/2011	22,367	89,469	134,204	—	—	—	23,625	215,932

(1)	Represents information regarding awards under our performance-based cash bonus plan.

(2)	Represents the grant of restricted stock under our Amended and Restated 2005 Equity Incentive Plan.

(3)	Represents the grant date fair value of restricted stock granted during the year calculated as the closing price of our common stock on the date of grant, in accordance with ASC Topic 718.

Outstanding Equity Awards at January 1, 2012

The following table sets forth information with respect to outstanding equity awards for each of the Named Executive Officers as of January 1, 2012. All awards were granted under our Amended and Restated 2005 Equity Incentive Plan.

	Option Awards					Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael J. Tattersfield	375,000	125,000	(1)	$1.74	8/01/2018	152,000	(2)	2,120,400
Timothy J. Hennessy	206,250	68,750	(3)	3.22	9/09/2018	69,614	(4)	917,185
Daniel J. Hurdle	75,000	25,000	(5)	1.60	12/0/2018	34,675	(6)	483,716
Alfredo V. Martel	63,750	21,250	(7)	1.91	11/03/2018	27,875	(8)	388,856
Dan E. Lee	3,750	1,250	(9)	2.54	5/02/2018	—		—
	16,145	—		7.24	3/30/2017	—		—
	522	—		8.95	3/17/2016	—		—
	33,333	—		9.87	8/15/2015	39,011	(10)	544,203

(1)	Mr. Tattersfield’s 125,000 unexercisable options become exercisable on August 1, 2012.

(2)	Mr. Tattersfield’s unvested restricted stock vests as follows: 24,500 shares on March 11, 2012, 5,500 shares on March 12, 2012, 37,500 shares on August 1, 2012, 24,500 shares on March 11, 2013, 5,500 shares on March 12, 2013, 24,500 shares on March 11, 2014, 5,500 shares on March 12, 2014 and 24,500 shares on March 11, 2015.

(3)	Mr. Hennessy’s 68,750 unexercisable options become exercisable on September 9, 2012.

(4)	Mr. Hennessy’s unvested restricted stock vests as follows: 8,313 shares on March 11, 2012, 5,000 shares on March 12, 2012, 10,685 shares on August 21, 2012, 8,313 shares on March 11, 2013, 5,00 shares on March 12, 2013, 10,685 shares on August 21, 2013, 8,312 shares on March 11, 2014, 5,000 shares on March 12, 2014 and 8,312 shares on March 11, 2015.

(5)	Mr. Hurdle’s 25,000 unexercisable options become exercisable on December 1, 2012.

(6)	Mr. Hurdle’s unvested restricted stock vests as follows: 3,219 shares on March 11, 2012, 5,000 shares on March 12, 2012, 3,400 shares on April 28, 2012, 3,219 shares on March 11, 2013, 5,000 shares on March 12, 2013, 3,400 shares on April 28, 2013, 3,219 shares on March 11, 2014, 5,000 shares on March 12, 2014 and 3,218 shares on March 11, 2015.

(7)	Mr. Martel’s 21,250 unexercisable options become exercisable on November 3, 2012.

(8)	Mr. Martel’s unvested restricted stock vests as follows: 3,219 shares on March 11, 2012, 5,000 shares on March 12, 2012, 3,219 shares on March 11, 2013, 5,000 shares on March 12, 2013, 3,219 shares on March 11, 2014, 5,000 shares on March 12, 2014 and 3,218 shares on March 11, 2015.

(9)	Mr. Lee’s 1,250 unexercisable options become exercisable on May 2, 2012.

(10)	Mr. Lee’s unvested restricted stock vests as follows: 5,906 shares on March 11, 2012, 2,750 shares on March 12, 2012, 3,569 shares on August 1, 2012, 5,906 shares on March 11, 2013, 2,750 shares on March 12, 2013, 3,568 shares on August 1, 2013, 5,906 shares on March 11, 2014, 2,750 on March 12, 2014 and 5,907 shares on March 11, 2015.

Option Exercises and Stock Vested

The following table provides information regarding stock options that were exercised by our named executive officers and stock awards that vested during fiscal 2011. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested. As illustrated by the “Grant Date” column in the table below, Value Realized on Exercised and Value Realized on Vesting represents long-term gain over many years; we do not consider it part of fiscal 2011 compensation.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Tattersfield	8/1/2008	—	—	37,500	516,750
	3/12/2010	—	—	5,500	50,270
Timothy J. Hennessy	9/9/2008	135,000	1,006,002	—	—
	8/21/2009	—	—	10,685	141,149
	3/12/2010	—	—	5,000	45,700
Daniel J. Hurdle	12/1/2008	50,000	427,875	—	—
	4/28/2009	—	—	3,400	31,586
	3/12/2010	—	—	5,000	45,700
Alfredo V. Martel	11/3/2008	42,500	332,703	—	—
	3/12/2010	—	—	5,000	45,700
Dan E. Lee	5/2/2008	3,750	30,048	—	—
	8/21/2009	—	—	3,569	47,146
	3/12/2010	—	—	2,750	25,135

Employment, Severance and Change-in-Control Arrangements

Employment Arrangements

Michael J. Tattersfield

We entered into an employment agreement, effective as of August 1, 2008, with Michael J. Tattersfield to serve as our President and Chief Executive Officer. The employment agreement for Mr. Tattersfield provides for an annual base salary of at least $425,000 and the grant of options to purchase 500,000 shares of our common stock at $1.74 per share that vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on August 1, 2018. The employment agreement provides that, if Mr. Tattersfield is terminated by us without “cause” or by Mr. Tattersfield for “good reason” (each as defined in the employment agreement), Mr. Tattersfield will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Mr. Tattersfield executes a general release of claims, Mr. Tattersfield will be entitled to 18 consecutive monthly payments which, in the aggregate, will be equal to:

•	one and one-half times Mr. Tattersfield’s annual base salary then in effect; and

•	the average of the two most recent annual bonuses paid to Mr. Tattersfield.

However, if Mr. Tattersfield is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Mr. Tattersfield has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Mr. Tattersfield’s termination.

Furthermore, if he is eligible for and elects COBRA (medical) coverage, we will reimburse him for his cost for COBRA coverage for a period ending on the earlier of eighteen (18) months after termination of employment or until he is eligible to be covered by another plan providing medical benefits.

The employment agreement has an initial term of four years, and each year thereafter, the agreement automatically extends for an additional year unless either party to the agreement notifies the other that it wishes to terminate the agreement at least 60 days before the scheduled expiration of the agreement.

The employment agreement provides for eligibility for target annual bonuses to be determined by our Compensation Committee, which will be up to 100% of his then-applicable annual base salary. Also, under the employment agreement, we have agreed to make available to Mr. Tattersfield our employee benefit plans, programs and policies, which are generally available to our similarly situated senior executives.

If Mr. Tattersfield’s employment terminates as a result of his death or disability, our only obligation is to pay Mr. Tattersfield or, in the case of Mr. Tattersfield’s death, Mr. Tattersfield’s estate, the annual base salary and target annual bonus, if any, which were earned and payable on the date Mr. Tattersfield’s employment terminated.

The employment agreement also contains non-compete, confidentiality and non-solicitation provisions that apply during the term of the employment agreement and for an 18-month period thereafter.

Timothy J. Hennessy

We entered into an employment agreement, effective as of September 9, 2008, with Mr. Hennessy to serve as our Chief Financial Officer. The employment agreement for Mr. Hennessy provides for an annual base salary of at least $300,000 and the grant of options to purchase 275,000 shares of our common stock at $3.22 per share that vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on September 9, 2018. The employment agreement provides that, if Mr. Hennessy is terminated by us without “cause” or by Mr. Hennessy for “good reason” (each as defined in the employment agreement), Mr. Hennessy will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Mr. Hennessy executes a general release of claims, Mr. Hennessy will be entitled to 12 consecutive monthly payments which, in the aggregate, will be equal to:

•	one times Mr. Hennessy’s annual base salary then in effect; and

•	the average of the two most recent annual bonuses paid to Mr. Hennessy.

However, if Mr. Hennessy is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Mr. Hennessy has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Mr. Hennessy’s termination.

Furthermore, if he is eligible for and elects COBRA (medical) coverage, we will reimburse him for his cost for COBRA coverage for a period ending on the earlier of twelve (12) months after termination of employment or until he is eligible to be covered by another plan providing medical benefits.

The employment agreement has an initial term of four years, and each year thereafter, the agreement automatically extends for an additional year unless either party to the agreement notifies the other that it wishes to terminate the agreement at least 60 days before the scheduled expiration of the agreement.

The employment agreement provides for eligibility for target annual bonuses to be determined by our compensation committee, which will be up to 60% of his then-applicable annual base salary. Also, under the employment agreement, we have agreed to make available to Mr. Hennessy our employee benefit plans, programs and policies, which are generally available to our similarly situated senior executives.

If Mr. Hennessy’s employment terminates as a result of his death or disability, our only obligation is to pay Mr. Hennessy or, in the case of Mr. Hennessy’s death, Mr. Hennessy’s estate, the annual base salary and target annual bonus, if any, which were earned and payable on the date Mr. Hennessy’s employment terminated.

The employment agreement also contains non-compete, confidentiality and non-solicitation provisions that apply during the term of the employment agreement and for a 12-month period thereafter.

Daniel J. Hurdle, Alfredo V. Martel and Dan E. Lee

We have not entered into employment agreements with Messrs. Hurdle, Martel and Lee.

Retirement Benefits

We do not provide any pension plans or deferred compensation plans to our executive officers other than our 401(k) savings plan. Our 401(k) savings plan allows a discretionary employer contribution.

Potential Payments Upon Termination or Change in Control

Mr. Tattersfield and Mr. Hennessy have employment agreements with us that provide for certain severance payments in the event their employment is terminated without “cause” or with “good reason”, or due to death or disability. These agreements are described above. In addition, pursuant to our Amended and Restated 2005 Equity Incentive Plan all unexercisable stock options will become exercisable and all unvested restricted stock vests upon a change in control.

Definition of a Change in Control

Under the terms of our Amended and Restated 2005 Equity Incentive Plan, a change in control is generally deemed to have occurred as a result of any one of the following events:

•

A person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of our outstanding shares or of the combined voting power of our outstanding securities for the election of directors;

•

A majority of the members of our board of directors are replaced within a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of appointment or election;

•

The consummation of a reorganization, merger or consolidation, unless the persons who were our shareholders immediately before the effective date of the reorganization, merger or consolidation own, directly or indirectly, at least 50% beneficial ownership of the surviving corporation, no person owns 50% or more of the surviving corporation (excepting previous 50% shareholders), and at least a simple majority of our board of directors before the reorganization, merger, or consolidation continues to serve on the surviving company’s board after the transaction;

•	A person or group acquires 50% or more of our total assets, based on fair market value, within a 12-month period; or

•	A person or group becomes the beneficial owner of our securities representing 30% or more of the total voting power of our company within a 12-month period.

Potential Payouts

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of January 1, 2012, and a stock price of $13.95 per share, which was the closing price of one share of our common stock on December 30, 2011 (the last trading day of fiscal year 2011):

	Michael J. Tattersfield	Timothy J. Hennessy	Daniel J. Hurdle	Alfredo V. Martel	Dan E. Lee
Involuntary Termination without Cause
Severance/Salary Continuation	$1,189,930	$524,471	—	—	—

Total:	$1,189,930	$524,471	—	—	—

Involuntary Termination without Cause following Change in Control, or Voluntary Termination following Change in Control
Severance/Salary Continuation	$1,189,930	$524,471	—	—	—
Gain on Accelerated Equity	$3,646,650	$1,708,887	$792,446	$644,706	$558,480
COBRA Continuation	$21,167	—	—	—	—

Total:	$4,857,747	$2,233,358	$792,446	$644,706	$558,480

Death
Gain on Accelerated Equity	$3,646,650	$1,708,887	$792,446	$644,706	$558,480

Total:	$3,646,650	$1,708,887	$792,446	$644,706	$558,480

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of March 15, 2012, concerning the beneficial ownership of common stock of (i) the directors and nominees for director, (ii) the named executive officers, (iii) all current directors and executive officers as a group and (iv) 5% beneficial owners of our outstanding common stock. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, and none of the listed shares have been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Caribou Coffee, 3900 Lakebreeze Avenue North, Brooklyn Center, MN 55429.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Directors and Officers:
Kip R. Caffey	45,728	(3)	*
Sarah Palisi Chapin	23,628	(4)	*
Wallace B. Doolin	37,978	(3)	*
Gary Graves	59,314	(5)	*
Charles H. Ogburn	98,042	(6)	*
Philip H. Sanford	15,478	(7)	*
Michael J. Tattersfield	674,069	(8)	3.2%
Timothy J. Hennessy	82,672	(9)	*
Daniel J. Hurdle	74,450	(10)	*
Alfredo V. Martel	51,179	(11)	*
Dan E. Lee	83,651	(12)	*
All current directors and executive officers as a group (13 persons)	1,321,653	(13)	6.3%
5% Shareholders:
Blackrock, Inc.(14)	2,441,074		11.7%
Tremblant Capital Group(15)	1,589,005		7.6%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 15, 2012.

(2)	Based on 20,946,279 shares of Common Stock outstanding on March 15, 2012. Shares issuable pursuant to the exercise of options within 60 days of March 15, 2012 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 15,000 shares subject to options and 5,478 shares of restricted stock subject to future vesting.

(4)	Includes 10,000 shares subject to options and 5,478 shares of restricted stock subject to future vesting.

(5)	Includes 30,000 shares subject to options and 5,478 shares of restricted stock subject to future vesting.

(6)	Includes 2,478 shares of restricted stock subject to future vesting.

(7)	Includes 7,500 shares subject to options and 2,478 shares of restricted stock subject to future vesting.

(8)	Includes 375,000 shares subject to options and 145,824 shares of restricted stock subject to future vesting.

(9)	Includes 75,354 shares of restricted stock subject to future vesting.

(10)	Includes 12,500 shares subject to options and 32,263 shares of restricted stock subject to future vesting.

(11)	Includes 21,250 shares subject to options and 25,463 shares of restricted stock subject to future vesting.

(12)	Includes 35,105 shares subject to options and 39,721 shares of restricted stock subject to future vesting.

(13)	Includes 521,355 shares subject to options and 404,174 shares of restricted stock subject to future vesting.

(14)

As set forth in the Amendment No. 1 to Schedule 13G filed by Blackrock, Inc. on January 10, 2012. Blackrock, Inc. is a parent holding company or control person located at 40 East 52nd Street, New York, NY 10022. Represents 2,441,074 shares over which sole voting power is claimed and 2,441,074 shares over which sole dispositive power is claimed. The Schedule 13G/A reports that such interest includes an interest of more than 5 percent of our total outstanding common stock held by Blackrock Small Cap Growth Equity Portfolio, an investment company.

(15)	As set forth in the Schedule 13G filed by Tremblant Capital Group on February 14, 2012. Tremblant Capital Group is an investment adviser located at 767 Fifth Avenue, New York, NY 10153. Represents 1,589,005 shares over which sole voting power is claimed and 1,589,005 shares over which sole dispositive power is claimed. The Schedule 13G reports that the securities beneficially owned by Tremblant Capital Group are owned by its advisory clients, none of which owns more than 5 percent of our total outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the terms, conditions and arrangements involving any potential conflict of interest transaction and for overseeing our Code of Business Conduct, which includes disclosure requirements applicable to our employees and our directors relating to conflicts of interest. The Audit Committee is also responsible for reviewing and approving the terms and conditions of all transactions that involve the Company, one of our directors or executive officers or any of their immediate family members, or one of our principal shareholders. Although we have not entered into any such transactions since January 2, 2006 that meet the requirements for proxy statement disclosure, if there were to be such a transaction, we would need the approval of our Audit Committee prior to entering into such transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC certain reports with respect to each such person’s beneficial ownership of our equity securities. To the Company’s knowledge, based solely on a review of the reports filed by persons who beneficially own more than 10% of our common stock and the reports filed on behalf of its directors and executive officers by us and written representations from such persons that no other reports were required, all applicable Section 16(a) filing requirements for fiscal 2011 were met.

PROPOSAL 2 — ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules (commonly referred to as a “say-on-pay” resolution). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement on pages 12 through 23. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on tying a substantial percentage of executive compensation to the attainment of financial and other business objectives that, the Board believes, promote the creation of long-term shareholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of the cash incentive program and the terms of long-term equity incentive awards are designed to enable us to maintain competitive pay practices to attract, retain and reward top talent, while, at the same time, strongly aligning compensation, our performance and the interests of our shareholders.

The Board encourages our shareholders to read the disclosures set forth in the Compensation Discussion and Analysis section of this proxy statement to review the correlation between compensation and performance. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of highly talented executives.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every year, every two years or every three years.

After careful consideration and dialogue with our shareholders, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters, including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors, and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to determine the frequency selected by the shareholders. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of a particular frequency. Broker non-votes are counted towards a quorum, but are not counted for any purpose with respect to this matter. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote for a particular frequency.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 4 — TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

Overview

On March 15, 2012, the Company’s board of directors approved, subject to shareholder approval, an amendment and restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated Plan,” or the “Plan”). The Amended and Restated Plan is designed to enable awards granted under the Plan to achieve maximum deductibility for tax purposes by satisfying the requirements for “performance-based” compensation within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “Code”). Additional detail regarding the proposed revisions appears below under the caption “Proposed Plan Amendments.”

In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief executive officer and chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed in the Plan Summary below, and shareholder approval of this proposal constitutes approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

The Board recommends that the Company’s shareholders approve the Amended and Restated Plan to allow the Company to take advantage of the favorable tax treatment for performance awards through compliance with Section 162(m). If the Company’s shareholders do not approve the Amended and Restated Plan, the Company will continue to utilize the Amended and Restated 2005 Equity Incentive Plan as amended and restated effective February 22, 2011, as approved by the Company’s shareholders on May 12, 2011.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Company’s equity incentive plans as of March 15, 2012:

	2005 Plan	Prior Plan(1)
Total shares underlying outstanding options	902,036	79,693
Weighted average exercise price of outstanding options	$3.83	$8.54
Weighted average remaining contractual life of outstanding options	6.4 years	3.0 years
Total shares underlying outstanding unvested time-based restricted stock units	409,061	—

Total shares currently available for grant	1,131,488	—

(1)	“Prior Plan” refers to the Caribou Coffee Company, Inc. 2001 Stock Option Plan, as amended.

Broad-based equity compensation is an essential and long-standing element of the Company’s culture and success. It continues to be a critical element to attract and retain the most talented officers, employees and directors available to execute the Company’s long-term goals. As shown in the following table, the Company’s three-year average annual burn rate has been 1.2%, which is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 5.8% applied to our industry.

Year	Options Granted	Time-Based RSUs Granted	Total	Number of Common Shares Outstanding(1)	Burn Rate = Total Granted/Common Shares Outstanding
2011	—	310,125	310,125	20,362,818	1.5%
2010	—	215,300	215,300	19,735,677	1.1%
2009	10,450	187,763	198,213	15,513,239	1.0%
Three-Year Average					1.2%

(1)	Common shares outstanding excludes unvested restricted stock units.

Plan Summary

The following summary of the material terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is set forth as Appendix A to this proxy statement. The Amended and Restated Plan permits the grant of stock options (including nonqualified stock options and incentive stock options), stock appreciation rights (“SARs”), grants of stock, including restricted stock, and restricted stock units (“RSUs”), and cash-denominated awards, which the Company refers to as annual incentive awards.

Administration

The Compensation Committee administers the Plan. Subject to the express terms of the Plan, the Compensation Committee has full power and authority to do all things in connection with the administration of the Plan that it deems equitable under the circumstances, including to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, and establishing performance measures and performance goals when applicable. The Plan also provides that at any time the Company’s board of directors may take any action the Compensation Committee is required or permitted to take under the Plan, except for purposes of satisfying the requirements of Section 162(m). The Compensation Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan. All decisions, determinations, and interpretations of the Compensation Committee regarding the Plan and awards granted under the Plan are final and binding on all participants and all other persons.

Participants

Only persons who are employed by the Company or its subsidiary, parent or affiliate shall be eligible for the grant of incentive stock options (“ISOs”) and annual incentive awards under the Plan. All eligible employees and all directors shall be eligible for the grant of nonqualified stock options (“NQSOs”), SARs and stock, including restricted stock and RSUs, under the Plan.

Shares Subject to the Plan and to Individual Limits

The aggregate number of shares of the Company’s common stock, par value $0.01 per share, remaining available to be issued under the Plan was 1,131,488 shares, as of March 15, 2012. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reacquired by the Company. Stock authorized under the Plan remains available for issuance until issued pursuant to the exercise of an option or an SAR or issued pursuant to a restricted stock grant or RSU, and any such shares of stock which are then forfeited under the terms of the award shall again become available for issuance under the Plan. Shares of stock paid in satisfaction of the option price or any condition to a restricted stock grant or RSU also become available for issuance under the Plan. Finally, any shares of stock that are issuable pursuant to a grant under a preexisting plan that are forfeited also increase the number of shares of stock that may be issued under the Plan on a one-for-one basis. As of March 15, 2012, the closing price of a share of the common stock on NASDAQ was $16.84.

No eligible employee or director in any calendar year may be granted an option to purchase more than 100,000 shares of stock or an SAR based on appreciation with respect to more than 100,000 shares of stock, and no stock grant or RSU may be made to any eligible employee or director in any calendar year where the fair market value of the stock subject to such grant on the date of the grant exceeds $5,000,000. No more than 250,000 non-forfeitable shares of stock may be issued in any calendar year pursuant to stock grants. The maximum annual incentive award made to an eligible employee may not exceed $5,000,000 in any calendar year.

Stock Options

The holder of an option is entitled to purchase a number of shares of common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The Compensation Committee establishes the exercise price per share under each option, which is not less than the fair market value (or 110% of the fair market value in the case of an ISO granted to an individual who owns more than 10% of the Company’s common stock) of a share on the date the option is granted, and the term of each option, which in no case may exceed a period of ten (10) years from the date of grant (or five (5) years in the case of an ISO granted to an individual who owns more than 10% of the Company’s common stock). Options granted under the Plan may be either ISOs or NQSOs.

Options issued under the Plan may not be repriced except with the prior approval of the Company’s shareholders or in connection with an equity restructuring or change in the Company’s capitalization.

Stock Appreciation Rights

A SAR provides the holder with the right to receive the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. SARs may be granted to participants either in connection with an award of options (“tandem SARs”) or not in connection with an award of options (“freestanding SARs”). The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of common stock or the surrender of the option in exchange for the receipt of a payment equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares. Upon exercise, a participant receives payment in cash, stock issued under the Plan, or a combination of the two. The Compensation Committee establishes the terms and conditions of SARs, including the exercise price per share under each stand-alone SAR, which is not less than the fair market value of a share on the date the SAR is granted, and the term of each SAR, which in no case may exceed a period of ten (10) years from the date of grant.

Grants of Stock and Stock Units

The Committee may make grants of stock, including restricted stock and RSUs, under the Plan. Restricted stock is an award or issuance of shares where the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms (including continued employment or performance conditions) as the Compensation Committee deems appropriate. RSUs are awards denominated in units of shares under which the settlement of the award is subject to such conditions and terms (including continued employment or performance conditions) as the Compensation Committee deems appropriate. RSUs may be settled in shares of common stock, cash or a combination of the foregoing, as determined by the Compensation Committee on the grant date.

Annual Incentive Awards

Grants of cash-denominated awards, which the Company calls annual incentive awards, may be made to eligible employees by the Compensation Committee in its discretion subject to the terms and provisions of the Plan. If an eligible employee terminates employment before payment of an annual incentive award is authorized by the Compensation Committee, such individual forfeits all rights to such annual incentive award. Payment of annual incentive awards is made in cash by the March 15th following the end of the fiscal year in which the applicable performance period ends.

Performance-Based Awards

The Compensation Committee may designate any of the foregoing types of awards as “qualified performance-based awards” intended to qualify under Code Section 162(m). The vesting or settlement of such awards would then be conditioned upon the attainment of one or more performance measures and any other conditions approved by the Compensation Committee. These performance measures may be described in terms of objectives that are related to the individual (including salary range, tenure in current position and performance during prior year) or objectives that are company-wide or related to a segment, subsidiary, division, department, region, function, policy initiative or business unit of the Company, and may consist of one or more or any combination of the following criteria:

•	stock price;

•	attainment by a share of stock of a specified fair market value for a specified period of time;

•	value of the stock;

•	capitalization;

•	earnings per share;

•	market value;

•	return to shareholders;

•	total shareholder return;

•	return on assets;

•	return on capital;

•	return over capital costs;

•	return on equity;

•	adjusted return on invested capital;

•	return on sales;

•	earnings;

•	net earnings;

•	earnings before interest expense, taxes, depreciation, amortization and other cash or non-cash items;

•	earnings before interest and taxes;

•	economic value added;

•	revenue;

•	net revenue;

•	income;

•	net income;

•	operating income;

•	cash flow;

•	expenses;

•	reduction of expenses;

•	overhead ratios;

•	expense-to-sales ratios;

•	number of store locations;

•	sales growth, including growth in comparable store sales;

•	sales volume;

•	gross margin;

•	brand recognition/acceptance;

•	customer satisfaction;

•	productivity;

•	market share;

•	inventory turns or cycle times;

•	strategic initiatives; and/or

•	achieving goals, objectives, and policy initiatives.

A performance goal based on any of the performance measures may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to prior performance or relative to the performance of other entities or individuals.

Method of Payment for Awards

The Compensation Committee determines the form of payment, if any, for any shares of common stock issued in exercise or settlement of an award under the Plan, which may include cash, shares of common stock owned by the participant, withholding of shares of common stock otherwise issuable upon exercise or settlement, or a cashless exercise.

Termination of Service

Unless otherwise provided by the Compensation Committee and except in the event of a change of control as described below, unvested or unearned awards granted under the Plan will expire, terminate, or otherwise be forfeited immediately upon termination of a participant’s service for any reason (except that unvested options and SARs will accelerate in the event of a participant’s death), and vested equity-based awards granted under the Plan will expire, terminate, or otherwise be forfeited three months after a participant’s termination of service, including voluntary termination by the participant and immediately upon termination of a participant’s service for misconduct.

Change of Control

In the event of a change of control of the Company (as defined in the Plan), subject to certain limitations and restrictions as more fully described in the Plan:

•	options and SARs will become fully vested and immediately exercisable; and

•	restriction periods and restrictions imposed on restricted stock and RSUs will lapse.

Transferability of Awards

No option, SAR, restricted stock or RSU shall (absent the Compensation Committee’s consent) be transferable by a participant in the Plan other than by will or by the laws of descent and distribution, and any option or SAR shall (absent the Compensation Committee’s consent) be exercisable during the participant’s lifetime only by the participant. The person or persons to whom an option, SAR, restricted stock or RSU is transferred by will or by the laws of descent and distribution (or with the Compensation Committee’s consent) thereafter shall be treated as the award recipient.

Shareholder Rights

No participant in the Plan shall have any rights as a shareholder of the Company as a result of the grant of an option or an SAR pending the actual delivery of the stock subject to such option or SAR. A participant’s rights as a shareholder in shares of stock which remain subject to forfeiture shall be set forth in the instrument making the award.

Compliance with Law

The issuance and delivery of shares pursuant to an award under the Plan will be subject to all relevant provisions of law, including, without limitation, the federal securities laws, the rules and regulations promulgated under such laws, and the requirements of any stock exchange or quotation system upon which the common stock may then be listed or quoted, and will be further subject to the approval of counsel for the Company with respect to such compliance.

Amendment and Termination

The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of stock are listed and (b) no amendment shall be made to the change in control provisions on or after the date of any change in control which might adversely affect any rights which otherwise would vest on the effective date of the change in control.

Proposed Plan Amendment

The Amended and Restated Plan makes a variety of changes to enable the Company to achieve maximum deductibility under Section 162(m), including:

•	providing that grants of awards under the Plan may be subject to performance measures in accordance with Section 162(m);

•	facilitating the acceleration of equity-based performance awards upon a change in control, to the extent permitted by Section 162(m);

•

providing that the Compensation Committee has the negative discretion to reduce some or all of a grant or award, but the Committee has no discretion to take action that would adversely affect the treatment of the grant or award under Section 162(m);

•	expanding the list of performance measures that the Compensation Committee may use in a performance-based award;

•	allowing the Compensation Committee to form sub-plans in connection with the operation of the Plan;

•

adding cash-denominated awards, also called annual incentive awards, under the Plan so that these awards, which the Company currently uses to grant non-equity-based incentive compensation, will also qualify under Section 162(m), and setting a related limit on these cash awards; and

•	implementing certain definitional changes related to the foregoing and other clarifying changes.

We are not proposing to increase the number of shares reserved for issuance under the Plan. The changes made to the Plan do not preclude the Company from adopting plans in the future, subject to applicable requirements, including shareholder approval. As noted above, if the Company’s shareholders do not approve the Amended and Restated Plan, the Company will continue to utilize the Amended and Restated 2005 Equity Incentive Plan as amended and restated effective February 22, 2011, as approved by the Company’s shareholders on May 12, 2011.

Effective Date and Termination of the Plan

The Amended and Restated Plan was adopted by the Board on March 15, 2012, subject to shareholder approval. The Plan will terminate on October 4, 2015, unless extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, the term of any award granted prior to the expiration of the Plan may extend beyond such expiration through the award’s normal expiration date.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. An award recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each award recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs are not intended to comply with such requirements.

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price). If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as a NQSO described below.

A participant is not taxed on the grant of a NQSO. On exercise, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. The participant’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The measure of the gain (or loss) on disposition is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the stock price on the exercise date). The Company does not receive a deduction for any such capital gain.

Stock Appreciation Rights

Generally, the holder of a freestanding SAR will not recognize any taxable income at the time a freestanding SAR is granted. If a freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the holder at the time that it is received. If a freestanding SAR is settled in shares, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the holder for the shares.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to freestanding SARs. If the holder elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a NQSO (discussed above).

The Company will be entitled to a deduction equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise of a SAR.

Grants of Stock and Stock Units

Grantees of restricted stock or RSUs generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt over the amount paid for the shares, if any. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Company Deduction and Section 162(m)

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual, except to the extent that such compensation is “performance-based compensation.”

Section 409A

It is intended that awards granted under the Plan will satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the Plan are not presently determinable.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting or (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The board recommends a vote FOR approval of the Amended and Restated 2005 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 1, 2012 regarding shares outstanding and available for issuance under the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(a)	1,036,145	$3.45	1,324,862
Equity compensation plans not approved by security holders	—	$—	—

Total	1,036,145	$3.45	1,324,862

(a)	Represents the Company’s Amended and Restated 2005 Equity Incentive Plan and the Company’s 2001 Stock Option Plan.

PROPOSAL 5 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board requests that shareholders ratify its selection of Ernst & Young to serve as our independent registered public accounting firm for fiscal 2012. Ernst & Young audited our consolidated financial statements for fiscal 2011. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions by shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for fiscal 2011 and fiscal 2010 by Ernst & Young LLP:

	Fiscal 2011	Fiscal 2010
Audit Fees	$542,500	$505,000
Tax Fees	376,965	158,260

Total	$919,465	$663,260

Audit Fees for fiscal 2011 and 2010 consist of fees paid to Ernst & Young LLP for the audit of our annual financial statements included in the Annual Report on Form 10-K , review of financial statements included in the Quarterly Reports on Form 10-Q and fees paid for professional services provided as part of the Company’s secondary offerings and related prospectuses dated August 17, 2011, and November 16, 2010, respectively.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Pursuant to its charter, our Audit Committee must pre-approve all audit and non-audit services to be performed by our independent auditors and will not approve any services that are not permitted by SEC rules. In fiscal 2011 and 2010, all audit and non-audit services were pre-approved.

OTHER BUSINESS

The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposals intended to be presented at our 2013 Annual Meeting of Shareholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us no later than November 30, 2012 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

Shareholder proposals brought before our 2013 Annual Meeting of Shareholders other than in accordance with Rule 14a-8 must satisfy the requirements of our Amended and Restated Bylaws. To be timely, written notice of such proposal must be received by us before January 9, 2013. However, if the date of the 2013 Annual Meeting is a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first public announcement of the date of such Annual Meeting. A public announcement includes disclosure in (1) a document filed by us with the SEC, (2) a mailed Notice of the 2013 Annual Meeting of Shareholders, and (3) a press release reported by a national news service. Under applicable rules of the SEC, our management may vote proxies in their discretion regarding these proposals if (1) we do not receive notice of the proposal on or prior to February 11, 2013, or (2) we receive written notice of the proposal on or prior to February 11, 2013, describe the proposal in our proxy statement relating to the 2013 Annual Meeting and state how the management proxies intend to vote with respect to such proposal.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD

Shareholders wishing to communicate with the Board, any of its committees, or one or more individual directors should send written communications to: Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Written correspondence will be forwarded to the appropriate directors. Communications to individual directors may also be made to such director at our company’s address. All communications sent to the chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the Board in care of the Secretary will be reviewed by him to ensure that such communications relate to the business of our company or our subsidiaries before being reviewed by the Board.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us to request a single copy in the future. All such requests should be directed to Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary, or by phone at (763) 592-2200.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The 2011 Annual Report including our fiscal 2011 Form 10-K (the “2011 10-K”) (which is not a part of the proxy soliciting materials) is being mailed to shareholders with this proxy statement. The 2011 Form 10-K and the exhibits filed with it are available at our website at www.cariboucoffee.com/aboutus/investorrelations.asp under Corporate Governance, or upon request by any shareholder to Investor Relations at:

Investor Relations

Integrated Corporate Relations

Raphael Gross

(203) 803-8535

ir@cariboucoffee.com

A copy of any or all exhibits to the 2011 10-K will be furnished for a fee, which will not exceed our reasonable expenses in furnishing the exhibits.

By Order of the Board of Directors,

Dan E. Lee
Secretary

Brooklyn Center, Minnesota

March 27, 2012

APPENDIX A

CARIBOU COFFEE COMPANY, INC.

AMENDED AND RESTATED 2005

EQUITY INCENTIVE PLAN

(as amended and restated effective as of March 15, 2012)

Section 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors and to make Annual Incentive Awards to Eligible Employees in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

Section 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under Section 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under Section 414(c) of the Code.

2.2 Annual Incentive Award — means an award which is granted under Section 10.

2.3 Board — means the Board of Directors of the Company.

2.4 Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.5 Change in Control — means that any of the following events has occurred with respect to the Company, and the effective date of the Change of Control event shall be as of the first day that any one or more of the following events shall have been fully and unconditionally effected:

(a) The acquisition by any person of beneficial ownership of 50% or more of either (i) the then outstanding shares of Stock, or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of Control event: (A) any acquisition of such Stock or voting power directly from the Company through a public offering of shares of Stock of the Company, (B) any acquisition of such Stock or voting power by the Company, (C) any acquisition of such Stock or voting power by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition of such Stock or voting power by any person who, prior to such acquisition, had beneficial ownership of 50% or more of (i) the then outstanding shares of Stock, or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below;

(b) A majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election;

(c) The consummation of a reorganization, merger or consolidation (“Business Combination”) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from or surviving such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Stock and the outstanding voting securities of the Company, as the case may be; (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from or surviving such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from or surviving such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed as to the Company before the Business Combination; and (iii) at least a simple majority of the members of the board of directors of the corporation resulting from or surviving such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) The acquisition by any one person or more than one person acting as a group (or the acquisition during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) of assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the Company’s total assets; or

(e) The acquisition by one person or more than one person acting as a group (or the acquisition during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) of ownership of Stock of the Company equal to thirty percent (30%) or more of the total voting power of the Stock.

Notwithstanding any provision to the contrary, to the extent that any award constitutes a deferral of compensation subject to Code Section 409A, and if that award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2.5 unless the event would also constitute a change in ownership or effective control of, or a change in ownership of a substantial portion of the assets of, the Company under Code Section 409A.

2.6 Code — means the Internal Revenue Code of 1986, as amended.

2.7 Committee — means a committee of the Board which shall have at least two (2) members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under Section 162(m) of the Code, provided, that (and except for purposes of satisfying the requirements of Section 162(m) of the Code), at any time the Board may take any action the Committee is required or permitted to take under this Plan.

2.8 Company — means Caribou Coffee Company, Inc. and any successor to Caribou Coffee Company, Inc.

2.9 Covered Employee — means an Eligible Employee of the Company for whom the Company is subject to the deductibility limitations imposed by Section 162(m) of the Code.

2.10 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.11 Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.12 Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with Section 2.12(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.13 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.

2.14 1933 Act — means the Securities Act of 1933, as amended.

2.15 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.16 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of Section 422 of the Code.

2.17 Option — means an ISO or a Non-ISO which is granted under Section 7.

2.18 Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.19 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.20 Parent — means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) of the Company.

2.21 Performance Goals — means the goals established by the Committee under Section 11 which shall be based on one or more Performance Measures as determined by the Committee over a Performance Period.

2.22 Performance Measures — means the criteria set out in Section 11.2 that may be used by the Committee as the basis for Performance Goals.

2.23 Performance Period — means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a grant that is conditioned on attaining Performance Goals has been earned. The Performance Period shall be one year, unless otherwise determined by the Committee.

2.24 Performance-Based Exception — means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.25 Plan — means this Caribou Coffee Company, Inc. Amended and Restated 2005 Equity Incentive Plan, as amended and restated effective as of March 15, 2012, as may be amended from time to time thereafter.

2.26 Preexisting Plan — means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective: Caribou Coffee Company, Inc. 1994 Stock Awards Plan and Caribou Coffee Company, Inc. 2001 Stock Option Plan.

2.27 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.28 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under Section 8.

2.29 Stock — means the common stock, par value $.01 per share, of the Company.

2.30 Stock Appreciation Right — means a right which is granted under Section 8 to receive the appreciation in a share of Stock.

2.31 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.32 Stock Grant — means a grant under Section 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.33 Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.34 Stock Unit Grant — means a grant under Section 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.35 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

2.36 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

Section 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved.    There shall (subject to Section 15) be reserved for issuance under this Plan (a) 1,665,000 shares of Stock, provided, however, (b) no more than the number of shares of Stock described in Section 3.1(a) shall be issued in connection with the exercise of ISOs and (c) nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants; provided, further, however, that shares of Stock issuable pursuant to grants under any Preexisting Plan that are forfeited shall increase the shares of Stock that may be issued under this Plan as provided in Section 3.2.

3.2 Source of Shares.    The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in Section 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan. Any shares of Stock that are issuable pursuant to a grant under a Preexisting Plan that are forfeited shall increase the number of shares of Stock that may be issued under this Plan on a one-for-one basis.

3.3 Use of Proceeds.    The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4 Grant and Award Limits.    No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to Section 15) more than 100,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to Section 15) more than 100,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $5,000,000. No more than 250,000 non-forfeitable shares of Stock shall (subject to Section 15) be issued in any calendar year pursuant to Stock Grants under Section 9. The maximum Annual Incentive Award made to an Eligible Employee shall not exceed $5,000,000 in any calendar year.

3.5 Preexisting Plan.    No grants shall be made under any Preexisting Plan on or after October 4, 2005.

Section 4.

EFFECTIVE DATE

This Plan shall be effective as of the first date on which the shareholders of the Company (acting at a duly called meeting of such shareholders) have approved the adoption of this Plan.

Section 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to establish sub-plans within the Plan and to interpret this Plan and (subject to Section 16 and Section 17 and Rule 16b-3) to take such other action in the administration and operation of this Plan (including, but not limited to, establishing Performance Measures, determining if the Performance Goals have been satisfied for the Performance Period and determining whether any grant or award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any grant or award to a Covered Employee should comply with the Performance-Based Exception) as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant or award under this Plan to any Eligible Employee shall have the right to require him or her to execute an agreement which makes the Eligible Employee subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

Section 6.

ELIGIBILITY

Only Eligible Employees shall be eligible for the grant of ISOs and Annual Incentive Awards under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

Section 7.

OPTIONS

7.1 Committee Action.    The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the

Committee shall not (subject to Section 15) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2 $100,000 Limit.    No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.

7.3 Option Price.    The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment.    The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which is acceptable to the Committee, or through any cashless exercise procedures that are from time to time approved by the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise.

(a) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b) Termination of Status as Eligible Employee or Director. Subject to Section 7.5(a), and except as otherwise provided in an Option Certificate:

(1) in the event of the death of an Eligible Employee or Director, all unvested Options shall become fully vested, and

(2) for all other events in which a loss of status as an Eligible Employee or Director occurs, (a) all unvested Options shall be forfeited, and (b) all vested Options shall be forfeited unless exercised within three (3) months.

Section 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.    The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3 Exercise.

(a) Exercise Period. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.

(b) Termination of Status as Eligible Employee or Director. Except as otherwise provided in a Stock Appreciation Right Certificate:

(1) in the event of the death of an Eligible Employee or Director, all unvested Stock Appreciation Right(s) shall become fully vested, and

(2) for all other events in which a loss of status as an Eligible Employee or Director occurs, (a) all unvested Stock Appreciation Right(s) shall be forfeited, and (b) all vested Stock Appreciation Right(s) shall be forfeited unless exercised within three (3) months.

Section 9.

STOCK GRANTS

9.1 Committee Action.    The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under Section 9.2(b) for the related Stock Grant.

(b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular. Stock Grants and Stock Unit Grants granted pursuant to the Plan that are intended to qualify for the Performance-Based Exception shall be subject to the attainment of the Performance Goal(s) selected by the Committee and specified at the time such Stock Grants and Stock Unit Grants are granted. The Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this Section 9.2(b) before a Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under Section 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c) Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a) Cash Dividends. If a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such cash dividend subject to the same conditions under Section 9.2(b) as the related Stock Grant.

(b) Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under Section 9.2(b) as the related Stock Grant.

(c) Other. If a dividend (other than a dividend described in Section 9.3(a) or Section 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same conditions under Section 9.2(b) as the related Stock Grant.

(d) Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e) General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions.    A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

Section 10.

ANNUAL INCENTIVE AWARDS

10.1 General Description.    At the direction of the Committee, Annual Incentive Awards payable in cash may be made to Eligible Employees.

10.2 Requirements for Covered Employees.    For any Covered Employees and to the extent the Committee intends to comply with the requirements of the Performance-Based Exception, the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied.

10.3 Payment of Annual Incentive Awards.    If an Eligible Employee terminates employment before payment of an Annual Incentive Award is authorized by the Committee, such individual shall forfeit all rights to such Annual Incentive Award. Payment of the Annual Incentive Awards shall be made by the March 15th following the end of the fiscal year in which the Performance Period ends.

Section 11.

PERFORMANCE-BASED AWARDS

11.1 General.    The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (a) make Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants

and Annual Incentive Awards to Eligible Employees subject to at least one condition related to one, or more than one, Performance Goal based on the Performance Measures described in Section 11.2 which seems likely to result in the Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants or Annual Incentive Awards qualifying for the Performance-Based Exception, or (b) make Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Annual Incentive Awards to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants, or Annual Incentive Awards.

11.2 Performance Measures.    The Performance Measure(s) to be used for purposes of awards qualifying for the Performance-Based Exception may be described in terms of objectives that are related to the individual Eligible Employee (including salary range, tenure in current position and performance during prior year) or objectives that are company-wide or related to a segment, subsidiary, division, department, region, function, policy initiative or business unit of the Company, and may consist of one or more or any combination of the following criteria: Stock price, attainment by a share of Stock of a specified fair market value for a specified period of time, value of the Stock, capitalization, earnings per share, market value, return to shareholders, total shareholder return, return on assets, return on capital, return over capital costs, return on equity, return on invested capital, return on sales, earnings, net earnings, earnings before interest expense, taxes, depreciation, amortization and other cash or non-cash items, earnings before interest and taxes, economic value added, revenue, net revenue, income, net income, operating income, cash flow, expenses, reduction of expenses, overhead ratios, expense- to-sales ratios, number of store locations, sales growth, including growth in comparable store sales, sales volume, gross margin, brand recognition/acceptance, customer satisfaction, productivity, market share, inventory turns or cycle times, strategic initiatives, and/or achieving goals, objectives, and policy initiatives. The Performance Goals based on these Performance Measures may be expressed in absolute terms, relative to prior performance or relative to the performance of other entities or individuals.

11.3 Extraordinary Events.    At, or at any time after, and notwithstanding any provision of the Plan to the contrary, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the grant or award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

11.4 Negative Discretion.    Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but does not have the discretion to increase, some or all of a grant or award that would otherwise be paid to an Eligible Employee or Director.

11.5 Performance-Based Exception.    With respect to any grant or award that is intended to satisfy the conditions for the Performance-Based Exception: (a) the Committee shall interpret the Plan and this Section 11 in light of Section 162(m) of the Code and the regulations thereunder; (b) the Committee shall have no discretion to amend the grant or award in any way that would adversely affect the treatment of the grant or award under Code Section 162(m) and the regulations thereunder; and (c) such grant or award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

Section 12.

NON-TRANSFERABILITY

No Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, or Annual Incentive Award shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Eligible Employee’s or Director’s lifetime only by the Eligible Employee or

Director. The person or persons to whom an Option or Stock Appreciation Right or Stock Grant or Stock Unit Grant is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the award recipient.

Section 13.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

Section 14.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant or Annual Incentive Award made under this Plan after the earlier of:

(1) October 4, 2015, representing the tenth anniversary of the original effective date of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any outstanding Stock Grants have been forfeited or have become non-forfeitable, all cash payable under any outstanding Stock Unit Awards has been paid or forfeited, and all cash payable under any outstanding Annual Incentive Awards has been paid or forfeited, or

(2) the date on which all of the Stock reserved under Section 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

Section 15.

ADJUSTMENT

15.1 Capital Structure.    The grant caps described in Section 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b) any other transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

Any adjustments under this Section 15.1 shall be accomplished in a manner that permits the Option, Stock Appreciation Right, Stock Grant or Stock Grant Unit to be exempt from Code Section 409A.

15.2 Available Shares.    If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under Section 15.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under Section 15.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 in light of any of the events described in Section 15.1(a) and Section 15.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

15.3 Transactions Described in Section 424 of the Code.    If there is a corporate transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under Section 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under Section 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

15.4 Fractional Shares.    If any adjustment under this Section 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 15 by the Committee shall be conclusive and binding on all affected persons.

Section 16.

CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants provided on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the

Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants.

Section 17.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to Section 16 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants or Annual Incentive Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant unless

(1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or

(2) there is a dissolution or liquidation of the Company or a transaction described in Section 16.

Section 18.

MISCELLANEOUS

18.1 Shareholder Rights.    No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under Section 9.2(b) shall be set forth in the related Stock Grant Certificate.

18.2 No Contract of Employment.    The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant or an Annual Incentive Award to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Annual Incentive Award.

18.3 Withholding.    Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant and Annual Incentive Award shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director, or applicable to an Annual Incentive Award. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements, absent consent of the award recipient.

18.4 Construction.    All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Minnesota. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate Stock Grant Certificate, or Annual Incentive Award, the terms of this Plan shall control.

18.5 Other Conditions.    Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

18.6 Rule 16b-3.    The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate (and in accordance with Section 162(m) of the Code with respect to a Covered Employee) in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to such grant or transfer.

18.7 Coordination with Employment Agreements and Other Agreements.    If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, or Annual Incentive Award or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant, or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, or Annual Incentive Award and this Plan, subject to the Performance-Based Exception, even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted, the Stock Grant or Stock Unit Grant was made or the Annual Incentive Award was issued.

18.8 Misconduct.    An Eligible Employee or Director shall forfeit all rights in his or her outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, or Annual Incentive Award under the Plan, and all such outstanding awards shall automatically terminate and lapse if the Committee determines that an Eligible Employee or Director has (a) used, for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (b) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (c) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Eligible Employee or Director’s employment or other relationship with the Company, or (d) committed a felony or other serious crime.

18.9 Non-Exclusivity of Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants, or Annual Incentive Awards otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

18.10 Compliance with Code Section 409A.    The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. Accordingly, to ensure the exemption from Code Section 409A of potentially exempt grants and awards and the compliance with Code Section 409A of other grants and awards, any payment that under the terms of the Plan or a grant or award agreement is to be made as soon as practicable relative to a date shall be made not later than 60 days after such date, and the award recipient may not determine the time of payment. Pursuant to Section 5 and Section 17, the Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 09, 2012
Meeting Information
Meeting Type: Annual Meeting
CARIBOU COFFEE COMPANY, INC.	For holders as of: March 15, 2012
	Date: May 09, 2012	Time: 10:00 AM CDT
Location: Hotel Ivy
201 South Eleventh Street
Minneapolis, MN 55403

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

–  Before You Vote  –

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report            2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow    (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                              1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2012 to facilitate timely delivery.

–  How To Vote  –

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

Voting items
The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees
01 Kip R. Caffey 02 Sarah Palisi Chapin 03 Wallace B. Doolin 04 Gary A. Graves 05 Charles H. Ogburn 06 Philip H. Sanford 07 Michael J. Tattersfield

The Board of Directors recommends you vote FOR the following proposal:

2    Approval of advisory resolution on executive compensation

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3    Advisory vote on frequency of future advisory votes on executive compensation

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

4    Approval of the Company’s Amended and Restated 2005 Equity Incentive Plan

5    To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012

6    To consider any other business to properly come before the meeting

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the matter directed by the person(s) signing below. If you make no choice, your proxy will be voted “FOR” proposals 1, 2, 4, 5 and 6, and “1 YEAR” on proposal 3.

Reserved for Broadridge Internal Control Information

Name

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # g	000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.		☐
			☐	☐	☐
1.	Election of Directors Nominees
01	Kip R. Caffey	02	Sarah Palisi Chapin			03	Wallace B. Doolin 04 Gary A. Graves	05	Charles H. Ogburn
06	Philip H. Sanford	07	Michael J. Tattersfield
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain			For	Against	Abstain
2	Approval of advisory resolution on executive compensation		☐	☐	☐	5	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
3	Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐	6	To consider any other business to properly come before the meeting	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4, 5 and 6.			For	Against	Abstain	NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may
4	Approval of the Company’s Amended and Restated 2005 Equity Incentive Plan		☐	☐	☐	properly come before the meeting. A properly executed proxy will be voted in the matter directed by the person(s) signing below. If you make no choice, your proxy will be voted “FOR” proposals 1,2,4,5 and 6, and “1 YEAR” on proposal 3.

For address change/comments, mark here. (see reverse for instrcutions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
SHARES
CUSIP #
				JOB #					SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CARIBOU COFFEE COMPANY, INC.
Annual Meeting of Shareholders
May 9, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The shares of stock you hold in your account will be voted as you specify on the reverse side

If no choice is specified, the proxy will be voted “FOR” proposals 1,2, 4,5, and 6, and “1 YEAR” on proposal 3.

By signing this proxy, you revoke all prior proxies and appoint Timmothy J. Hennessy and Dan E. Lee, and each with the full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side